The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated July 21, 2026
July , 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally
Weighted Basket of Fifteen Reference Stocks due
January 27, 2028
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a return of 3.00 times any appreciation of an equally weighted basket of fifteen Reference Stocks, up to a maximum return of at least 55.00%, at maturity.
• Investors should be willing to forgo interest and dividend payments and be willing to accept the risk of losing a significant portion or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about July 24, 2026 and are expected to settle on or about July 31, 2026.
• CUSIP: 46661KTK4
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)(3)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $15.00 per $1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3) JPMS may pay a structuring fee of $4.50 per $1,000 principal amount note with respect to some or all of the notes to other affiliated or unaffiliated dealers.
If the notes priced today, the estimated value of the notes would be approximately $956.30 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $900.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Basket: The notes are linked to an equally weighted basket
consisting of fifteen Reference Stocks, as specified under
“Key Terms Relating to the Reference Stocks” in this pricing supplement.
Stock Weight: With respect to each Reference Stock, as
specified under “Key Terms Relating to the Reference
Stocks” in this pricing supplement
Upside Leverage Factor: 3.00
Maximum Return: At least 55.00% (corresponding to a
maximum payment at maturity of at least $1,550.00 per
$1,000 principal amount note) (to be provided in the pricing supplement)
Barrier Amount: 70.00% of the Initial Basket Value, which is
70.00
Pricing Date: On or about July 24, 2026
Original Issue Date (Settlement Date): On or about July 31,
2026
Observation Date *: January 24, 2028
Maturity Date*: January 27, 2028
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes
— Consequences of an Acceleration Event” in the accompanying product supplement and “Selected Risk Considerations — Risks
Relating to the Notes Generally — We May Accelerate Your Notes If
an Acceleration Event Occurs” in this pricing supplement
Payment at Maturity:
If the Final Basket Value is greater than the Initial Basket
Value, your payment at maturity per $1,000 principal amount
note will be calculated as follows:
$1,000 + ($1,000 × Basket Return × Upside Leverage
Factor), subject to the Maximum Return
If the Final Basket Value is equal to the Initial Basket Value or is less than the Initial Basket Value but greater than or equal to the Barrier Amount, you will receive the principal amount of your notes at maturity.
If the Final Basket Value is less than the Barrier Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Basket Return)
If the Final Basket Value is less than the Barrier Amount, you will lose more than 30.00% of your principal amount at
maturity and could lose all of your principal amount at
maturity.
Basket Return:
(Final Basket Value – Initial Basket Value)
Initial Basket Value
Initial Basket Value: Set equal to 100 on the Pricing Date
Final Basket Value: The closing level of the Basket on the
Observation Date
Closing Level of the Basket:
100 × [1 + sum of (Stock Return of each Reference Stock ×
Stock Weight of that Reference Stock)]
Stock Return: With respect to each Reference Stock,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Reference Stock, the
closing price of one share of that Reference Stock on the
Pricing Date, as specified under “Key Terms Relating to the
Reference Stocks” in this pricing supplement
Final Value: With respect to each Reference Stock, the
closing price of one share of that Reference Stock on the
Observation Date
Stock Adjustment Factor: With respect to each Reference
Stock, the Stock Adjustment Factor is referenced in
determining the closing price of one share of that Reference
Stock and is set equal to 1.0 on the Pricing Date. The Stock
Adjustment Factor of each Reference Stock is subject to
adjustment upon the occurrence of certain corporate events
affecting that Reference Stock. See “The Underlyings —
Reference Stocks — Anti-Dilution Adjustments” and “The
Underlyings — Reference Stocks — Reorganization Events”
in the accompanying product supplement for further
information.

PS-2 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
Key Terms Relating to the Reference Stocks
Reference Stock
Bloomberg Ticker
Symbol
Stock
Weight
Initial Value
Common stock of AeroVironment, Inc., par value $0.0001 per share
AVAV
1/15
$
Class A common stock of Bloom Energy Corporation, par value $0.0001 per share
BE
1/15
$
Common stock of Corning Incorporated, par value $0.50 per share
GLW
1/15
$
Common stock of The Goldman Sachs Group, Inc., par value $0.01 per share
GS
1/15
$
Common stock of Cheniere Energy, Inc., par value $0.003 per share
LNG
1/15
$
Common stock of Marvell Technology, Inc., par value $0.002 per share
MRVL
1/15
$
Common stock of Micron Technology, Inc., par value $0.10 per share
MU
1/15
$
Class A ordinary shares of Nebius Group N.V., par value €0.01 per share
NBIS
1/15
$
Common stock of Ouster, Inc., par value $0.0001 per share
OUST
1/15
$
Common stock of Sandisk Corporation, par value $0.01 per share
SNDK
1/15
$
Common stock of Texas Pacific Land Corporation, par value $0.01 per share
TPL
1/15
$
Common stock of Trevi Therapeutics, Inc., par value $0.001 per share
TRVI
1/15
$
Common stock of UnitedHealth Group Incorporated, par value $0.01 per share
UNH
1/15
$
Class A common stock of Vera Therapeutics, Inc., par value $0.001 per share
VERA
1/15
$
Common stock of Wells Fargo & Company, par value $1-2/3 per share
WFC
1/15
$

PS-3 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
Hypothetical Payout Profile
The following table illustrates the hypothetical total return at maturity on the notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to
$1,000. The hypothetical total returns set forth below assume the following:
• an Initial Basket Value of 100.00;
• an Upside Leverage Factor of 3.00;
• a Maximum Return of 55.00%; and
• a Barrier Amount of 70.00 (equal to 70.00% of the hypothetical Initial Basket Value).
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table have been rounded for ease of analysis.
Final Basket Value
Basket Return
Total Return on the Notes
Payment at Maturity
180.00000
80.00000%
55.00%
$1,550.00
165.00000
65.00000%
55.00%
$1,550.00
150.00000
50.00000%
55.00%
$1,550.00
140.00000
40.00000%
55.00%
$1,550.00
130.00000
30.00000%
55.00%
$1,550.00
120.00000
20.00000%
55.00%
$1,550.00
118.33334
18.33334%
55.00%
$1,550.00
110.00000
10.00000%
30.00%
$1,300.00
105.00000
5.00000%
15.00%
$1,150.00
101.00000
1.00000%
3.00%
$1,030.00
100.00000
0.00000%
0.00%
$1,000.00
95.00000
-5.00000%
0.00%
$1,000.00
90.00000
-10.00000%
0.00%
$1,000.00
80.00000
-20.00000%
0.00%
$1,000.00
70.00000
-30.00000%
0.00%
$1,000.00
69.99000
-30.01000%
-30.01%
$699.90
60.00000
-40.00000%
-40.00%
$600.00
50.00000
-50.00000%
-50.00%
$500.00
40.00000
-60.00000%
-60.00%
$400.00
30.00000
-70.00000%
-70.00%
$300.00
20.00000
-80.00000%
-80.00%
$200.00
10.00000
-90.00000%
-90.00%
$100.00
0.00000
-100.00000%
-100.00%
$0.00

PS-4 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
How the Notes Work
Upside Scenario:
If the Final Basket Value is greater than the Initial Basket Value, investors will receive at maturity the $1,000 principal amount plus a return equal to the Basket Return times the Upside Leverage Factor of 3.00, up to the Maximum Return of at least 55.00%. Assuming a hypothetical Maximum Return of 55.00%, an investor will realize the maximum payment at maturity at a Final Basket Value at or above approximately 118.33334% of the Initial Basket Value.
• If the closing level of the Basket increases 5.00%, investors will receive at maturity a 15.00% return, or $1,150.00 per $1,000 principal amount note.
• Assuming a hypothetical Maximum Return of 55.00%, if the closing level of the Basket increases 80.00%, investors will receive at maturity a return equal to the 55.00% Maximum Return, or $1,550.00 per $1,000 principal amount note, which is the maximum payment at maturity.
Par Scenario:
If the Final Basket Value is equal to the Initial Basket Value or is less than the Initial Basket Value but greater than or equal to the
Barrier Amount of 70.00% of the Initial Basket Value, investors will receive at maturity the principal amount of their notes.
Downside Scenario:
If the Final Basket Value is less than the Barrier Amount of 70.00% of the Initial Basket Value, investors will lose 1% of the principal amount of their notes for every 1% that the Final Basket Value is less than the Initial Basket Value.
• For example, if the closing level of the Basket declines 60.00%, investors will lose 60.00% of their principal amount and receive only $400.00 per $1,000 principal amount note at maturity.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Basket Value is less than the Barrier Amount, you will lose 1% of the principal amount of your notes for every 1% that the Final Basket Value is less than the Initial Basket Value. Accordingly, under these circumstances, you will lose more than 30.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED BY THE MAXIMUM RETURN,
regardless of any appreciation of the Basket, which may be significant.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make

PS-5 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.
• THE BENEFIT PROVIDED BY THE BARRIER AMOUNT MAY TERMINATE ON THE OBSERVATION DATE —
If the Final Basket Value is less than the Barrier Amount, the benefit provided by the Barrier Amount will terminate and you will be fully exposed to any depreciation of the Basket.
• THE NOTES DO NOT PAY INTEREST.
• CORRELATION (OR LACK OF CORRELATION) OF THE REFERENCE STOCKS —
The notes are linked to an equally weighted Basket composed of fifteen Reference Stocks. In calculating the Final Basket Value, an increase in the price of one share of one of the Reference Stocks may be moderated, or more than offset, by lesser increases or declines in the prices of one share of the other Reference Stocks. In addition, high correlation of movements in the prices of one share of the Reference Stocks during periods of negative returns among the Reference Stocks could have an adverse effect on the payment at maturity on the notes.
• YOU WILL NOT RECEIVE DIVIDENDS ON ANY REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO ANY
REFERENCE STOCK.
• THE RISK OF THE CLOSING LEVEL OF THE BASKET FALLING BELOW THE BARRIER AMOUNT IS GREATER IF THE
LEVEL OF THE BASKET IS VOLATILE.
• WE MAY ACCELERATE YOUR NOTES IF AN ACCELERATION EVENT OCCURS —
Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the notes as of the date of the notice of acceleration. An acceleration event means a Reference Stock is no longer listed or admitted to trading on its relevant exchange and the calculation agent determines, in its sole discretion, that no Replacement Reference Stock
(as defined in the accompanying product supplement) is available. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “The Underlyings —
Reference Stocks — Delisting of a Reference Stock or Nationalization of a Reference Stock Issuer” in the accompanying product supplement for more information.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Maximum Return.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are

PS-6 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
included in the original issue price of the notes. These costs include the selling commissions, the structuring fee, if any, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude the structuring fee, if any, and (b) may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity
Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, if any, projected hedging profits, if any, estimated hedging costs and the level of the Basket. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different
(higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market.
See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Basket
• NO AFFILIATION WITH ANY REFERENCE STOCK ISSUER —
We have not independently verified any of the information about any Reference Stock issuer contained in this pricing supplement.
You should undertake your own investigation into each Reference Stock and its issuer. We are not responsible for any Reference
Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

PS-7 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
• LIMITED TRADING HISTORY WITH RESPECT TO THE COMMON STOCK OF MARVELL TECHNOLOGY, INC., THE CLASS A
ORDINARY SHARES OF NEBIUS GROUP N.V. AND THE COMMON STOCK OF SANDISK CORPORATION —
On April 20, 2021, Marvell Technology Group Ltd. (“Legacy Marvell”) completed the acquisition of Inphi Corporation pursuant to which Legacy Marvell and Inphi Corporation became wholly owned subsidiaries of Marvell Technology, Inc., and Marvell
Technology, Inc. became the successor SEC registrant to Legacy Marvell. The common stock of Marvell Technology, Inc.
commenced trading on The Nasdaq Stock Market on April 20, 2021. In addition, the trading in the Class A ordinary shares of
Nebius Group N.V. was halted on The Nasdaq Stock Market from February 28, 2022 through October 18, 2024 and resumed on
October 21, 2024 following the divestment of Nebius Group N.V.’s Russian assets. Accordingly, no historical performance for the
Class A ordinary shares of Nebius Group N.V. is available for the trading suspension period. In addition, the common stock of
Sandisk Corporation commenced trading on The Nasdaq Stock Market on February 24, 2025. Accordingly, each of these
Reference Stocks has limited historical performance. Past performance should not be considered indicative of future performance.
• THE ANTI-DILUTION PROTECTION FOR EACH REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —
The calculation agent will not make an adjustment in response to all events that could affect any Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

PS-8 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
The Basket
The return on the notes is linked to an equally weighted basket consisting of fifteen Reference Stocks.
All information contained in this pricing supplement on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of
1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov.
We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
Reference Stock
Bloomberg
Ticker Symbol
Relevant Exchange
SEC File
Number
Closing Price on
July 20, 2026
Common stock of AeroVironment, Inc., par value
$0.0001 per share
AVAV
The Nasdaq Stock Market
001-33261
$142.60
Class A common stock of Bloom Energy
Corporation, par value $0.0001 per share
BE
New York Stock Exchange
001-38598
$197.06
Common stock of Corning Incorporated, par
value $0.50 per share
GLW
New York Stock Exchange
001-03247
$153.10
Common stock of The Goldman Sachs Group,
Inc., par value $0.01 per share
GS
New York Stock Exchange
001-14965
$1,055.03
Common stock of Cheniere Energy, Inc., par
value $0.003 per share
LNG
New York Stock Exchange
001-16383
$264.95
Common stock of Marvell Technology, Inc., par
value $0.002 per share
MRVL
The Nasdaq Stock Market
001-40357
$194.94
Common stock of Micron Technology, Inc., par
value $0.10 per share
MU
The Nasdaq Stock Market
001-10658
$865.46
Class A ordinary shares of Nebius Group N.V.,
par value €0.01 per share
NBIS
The Nasdaq Stock Market
001-35173
$182.62
Common stock of Ouster, Inc., par value
$0.0001 per share
OUST
The Nasdaq Stock Market
001-39463
$34.77
Common stock of Sandisk Corporation, par
value $0.01 per share
SNDK
The Nasdaq Stock Market
001-42420
$1,390.95
Common stock of Texas Pacific Land
Corporation, par value $0.01 per share
TPL
New York Stock Exchange
001-39084
$405.87
Common stock of Trevi Therapeutics, Inc., par
value $0.001 per share
TRVI
The Nasdaq Stock Market
001-38886
$16.77
Common stock of UnitedHealth Group
Incorporated, par value $0.01 per share
UNH
New York Stock Exchange
001-10864
$421.55
Class A common stock of Vera Therapeutics,
Inc., par value $0.001 per share
VERA
The Nasdaq Stock Market
001-40407
$36.99
Common stock of Wells Fargo & Company, par
value $1-2/3 per share
WFC
New York Stock Exchange
001-02979
$86.33
According to publicly available filings of the relevant Reference Stock issuer with the SEC:
• AeroVironment, Inc. is a defense technology provider that develops and deploys autonomous systems, precision strike systems, counter-UAS technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities.
• Bloom Energy Corporation designs, manufactures, sells and, in certain cases, installs solid oxide fuel cell systems for on-site power generation.

PS-9 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
• Corning Incorporated is a provider of carrier network and enterprise network products for the telecommunications industry; high-
performance glass for notebook computers, flat panel desktop monitors, display televisions and other information display applications; advanced optical materials for the semiconductor industry and the scientific community; ceramic substrates for gasoline and diesel engines in automotive and heavy-duty vehicle markets; glass products and solutions for the interior and exterior of vehicles; laboratory products for the scientific community and specialized polymer products for biotechnology applications; polycrystalline silicon products and other technologies.
• The Goldman Sachs Group, Inc. is a global financial institution that delivers a range of financial services to a client base that includes corporations, financial institutions, governments and individuals.
• Cheniere Energy, Inc. is an energy infrastructure company primarily engaged in liquefied natural gas-related businesses.
• Marvell Technology, Inc. is a supplier of data infrastructure semiconductor solutions. On April 20, 2021, Marvell Technology Group
Ltd. (“Legacy Marvell”) completed the acquisition of Inphi Corporation pursuant to which Legacy Marvell and Inphi Corporation became wholly owned subsidiaries of Marvell Technology, Inc., and Marvell Technology, Inc. became the successor SEC registrant to Legacy Marvell.
• Micron Technology, Inc. designs, develops and manufactures memory and storage products.
• Nebius Group N.V., a Dutch company, is a technology company that is building full-stack infrastructure to service the artificial intelligence industry, including GPU clusters, cloud platforms and tools and services for developers and that also operates additional businesses, currently including autonomous driving technologies and education technology.
• Ouster Inc. designs and manufactures digital lidar sensors and provides perception software platforms for smart infrastructure deployments.
• Sandisk Corporation is a developer, manufacturer and provider of data storage devices and solutions based on NAND flash technology.
• Texas Pacific Land Corporation operates under two business segments, land and resource management and water services and operations. The land and resource management segment manages land and oil and gas royalty interests, and the water services and operations segment provides full-service water offerings to oil and gas operators.
• Trevi Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of the investigational therapy Haduvio (oral nalbuphine ER) for the treatment of chronic cough in patients with idiopathic pulmonary fibrosis, or IPF, non-IPF interstitial lung disease and refractory chronic cough.
• UnitedHealth Group operates an information and technology-enabled health services business serving the health care marketplace and a health benefits business.
• Vera Therapeutics, Inc. is a biotechnology company that develops and commercializes treatments for patients with immunological diseases.
• Wells Fargo & Company is a financial services company that provides banking, investment and mortgage products and services, as well as consumer and commercial finance, to individuals, businesses and institutions.
Historical Information
The first graph sets forth the historical performance of the Basket as a whole based on the weekly historical closing prices of one share of each Reference Stock from February 28, 2025 through July 17, 2026. The graph of the historical performance of the Basket assumes that the closing level of the Basket on February 28, 2025 was 100 and that the Stock Weights of the Reference Stocks were as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement on that date. The other graphs below set forth the historical performance of each Reference Stock (other than the common stock of Marvell Technology, Inc., the Class A ordinary shares of Nebius Group N.V. and the common stock of Sandisk Corporation) based on the weekly historical closing prices of one share of that Reference Stock from January 8, 2021 through July 17, 2026, the historical performance of the common shares of
Legacy Marvell, par value $0.002 per share, based on the weekly historical closing prices of one common share of Legacy Marvell from
January 8, 2021 through April 16, 2021 and the historical performance of the common stock of Marvell Technology, Inc. based on the weekly historical closing prices of one share of that Reference Stock from April 23, 2021 through July 17, 2026, the Class A ordinary shares of Nebius Group N.V. based on the weekly historical closing prices of one share of that Reference Stock from January 8, 2021 through February 25, 2022 and from October 25, 2024 through July 17, 2026 and the common stock of Sandisk Corporation based on the weekly historical closing prices of one share of that Reference Stock from February 28, 2025 through July 17, 2026. The common stock of Marvell Technology, Inc. commenced trading on The Nasdaq Stock Market on April 20, 2021, the Class A ordinary shares of
Nebius Group N.V. halted trading on The Nasdaq Stock Market from February 28, 2022 through October 18, 2024 and recommenced trading on The Nasdaq Stock Market on October 21, 2024 and the common stock of Sandisk Corporation commenced trading on The
Nasdaq Stock Market on February 24, 2025 and therefore each has limited historical performance.

PS-10 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
The historical closing levels of the Basket and the historical closing prices of one share of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Basket on the Observation Date or the closing prices of one share of any Reference Stock on the Pricing Date or the Observation Date. There can be no assurance that the performance of the Basket will result in the return of any of your principal amount.

PS-11 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks

PS-12 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
† The vertical dotted line in the graph indicates April 20, 2021. In the graph, the performance to the left of the vertical dotted line reflects the common shares of Legacy Marvell and the performance to the right of the vertical dotted line reflects the common stock of Marvell
Technology, Inc.

PS-13 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks

PS-14 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks

PS-15 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks

PS-16 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
Tax Treatment
You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk &
Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions”
that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax
Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the
accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-
term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the
U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on

PS-17 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, if any, paid to other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary
Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the
Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS
(and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes
for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Basket” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus the structuring fee, if any, paid to other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Supplemental Plan of Distribution
JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $15.00 per $1,000 principal amount note. See “Plan of Distribution
(Conflicts of Interest)” in the accompanying product supplement.

PS-18 | Structured Investments
Capped Accelerated Barrier Notes Linked to an Equally Weighted Basket of
Fifteen Reference Stocks
JPMS may pay a structuring fee of $4.50 per $1,000 principal amount note with respect to some or all of the notes to other affiliated or unaffiliated dealers.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk
Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.